                                                                    Exhibit 99.1

EMPIRE RESORTS ANNOUNCES NEW BOARD APPOINTMENTS
Tuesday August 21, 9:58 am ET

LAS VEGAS--Empire Resorts, Inc. (NASDAQ: NYNY) today announced that, effective immediately, James Simon and Richard Robbins have been appointed to the
Company's Board of Directors. Both individuals will fill existing openings on the Board with terms to run until the next annual meeting, at which time they will be voted on by the Company's stockholders.

Richard Robbins was, most recently, the principal financial officer for
Footstar, Inc., managing all aspects of the company's financial reporting and assisting in its restructuring. Prior to this, Mr. Robbins was a consultant and also served 30 years with Arthur Andersen, including 24 years at the partner level, where he started their New Jersey gaming practice. He has over 35 years experience in accounting, financial analysis, and strategic planning.

James Simon is a managing partner at Strategic Marketing Consultants and served in various senior executive marketing positions at Fortune 100 companies after completing 20 years of active duty as a U.S. Army officer - where he rose to be the senior marketing officer and one of the strategic architects behind the all-recruit Army. During his career, Mr. Simon has initiated a plethora of innovative marketing campaigns aimed at growing operations and increasing customer satisfaction.

"We are very pleased to announce these excellent additions to our Board of
Directors," stated David P. Hanlon, CEO and president of Empire Resorts. "Jim
Simon will bring important marketing skill sets to our board, while Dick Robbins has invaluable financial credentials. Both will prove critical as we continue to implement initiatives to improve the existing Monticello Gaming and Raceway operations and, concurrently, plan for the future St. Regis Mohawk Casino. We look forward to incorporating their experience and expertise onto our already strong Board."

About Empire Resorts, Inc.

Empire Resorts operates the Monticello Gaming & Raceway and is involved in the development of other legal gaming venues. Empire's facility now features over
1,500 video gaming machines and amenities including a 350-seat buffet and live entertainment. Empire is also working to develop a "Class III" Native American casino and resort on a site adjacent to the Raceway and other gaming and non-gaming resort projects in the Catskills and beyond. Additional information can be found at www.empireresorts.com.

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including the need for regulatory approvals, financing and successful completion of construction. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as
such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that the various approvals necessary as described herein and other approvals required to be obtained from the United
States Congress, the Bureau of Indian Affairs, the National Indian Gaming
Regulatory Commission, the Governor of the State of New York and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed programs or projects may not be able to be obtained because of credit factors, market conditions or other contingencies, (iii) the risk that sovereign Native American governments may exercise certain broad rights with regard to termination of its agreements with the company (iv) the risk of non-compliance by various counterparties of the related agreements, and (v) general risks affecting the company as described from time to time in it's reports filed with the Securities and Exchange
Commission. For a full discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the company's Annual Report or Form 10-K for the most recently ended fiscal year.

Contact:
Empire Resorts:
Charles A. Degliomini, 845-807-0001
VP, Communications & Government Relations
or
Investor:
Lippert/Heilshorn & Associates, Inc.
Chris Witty / Jody Burfening, 212-838-3777
CWITTY@LHAI.COM